UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2008

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Insight Management Corporation

 (Exact name of registrant as specified in its charter)

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Nevada	333-148697	20-8715508
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

11637 Orpington Street , Orlando, Florida 32817

 (Address of Principal Executive Office) (Zip Code)

(407) 207-0400

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

U.S. Section 5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of October 20, 2008 the Board of Directors of the Registrant accepted the Resignation, date September 30, 2008 of the followingas a Principal Officer and Director of the registrant.

Tony Harrison	President, Chief Executive Officer and Director

Each Executive Officer/Director resigning has stated in his resignation letter that his resignation does not in any way imply or infer that there is any dispute or disagreement relating to the Company’s operations, policies or practices.  The Director resigning does not indicate that he has any dispute or disagreement relating to the Company’s operations, policies or practices.

Each resigning Executive Officer has been provided a copy of his disclosure, no less than the day the Registrant is filing the disclosure with the Commission.  Each Executive Officer will be given an opportunity to furnish the Registrant a letter or response, that he agrees with the statements made by the Registrant in this Section 5.02, and if not, stating the respects in which he does not agree.

The following individual has been appointed by to our Board of Directors, effective as of October 20, 2008, to the position indicated:

Name	Age	Position
Justin Martin	25	President/CEO and Director

Justin Martin.  Mr. Martin joined the Company in April, 2007, as served as the Vice President and a Director.  Mr. Martin was formerly a part of the music group “3rd Wish”, who for the most part made a name for themselves in the European market.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

Exhibit 17.1    Letter of Resignation of Tony Harrison

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Management Corporation

By:	/s/ Justin Martin
Justin Martin Director

Date: October 27, 2008

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